EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-24621, 33-54577, 33-31812, 33-63273, 33-54583, 333-58039, 333-69726, 333-100342, 333-111214 and 333-111215) of Dell Inc. (formerly Dell Computer Corporation) of our report dated February 12, 2004, relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Austin, Texas
April 12, 2004